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                                                           Exhibit 99.23(10)(c)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Dresdner RCM Capital Funds, Inc.:

Re:  Dresdner RCM Growth Equity Fund
     Dresdner RCM Small Cap Fund
     Dresdner RCM International Growth Equity Fund

We consent to the incorporation by reference in Post-Effective Amendment No. 31 (filing number 811-2913) to the Registration Statement on Form N1-A, of our report dated February 22, 1999, on our audits of the financial statements and financial highlights of the above referenced funds, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1998, which are incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.

Boston, Massachusetts                        /s/PricewaterhouseCoopers LLP
May 3, 1999